UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

(as filed)

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2008

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, August 21, 2008, at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The Board of Directors recommends that all stockholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement.

Proposals 3 and 4 are to increase the number of shares available under the 2004 Omnibus Incentive Compensation Plan and the 1995 Employee Stock Purchase Plan. California Micro Devices operates in a competitive high technology job market. Equity compensation is a key factor in both recruiting and retaining valued employees. Your support of these proposals is very important to the future success of your Company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you have given in your proxy card in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every stockholder vote. PLEASE send in your proxy card.

Very truly yours,

/s/ Wade Meyercord
Wade Meyercord Chairman of the Board

This proxy statement is first being mailed to stockholders on or about July 9, 2008

CALIFORNIA MICRO DEVICES CORPORATION

490 North McCarthy Boulevard, #100

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of California Micro Devices Corporation, a Delaware corporation (the “Company”), will be held on Thursday, August 21, 2008 at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The items of business are:

1.	To elect six directors of the Company, to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accountants for the fiscal year ended March 31, 2009.

3.	To amend the 2004 Omnibus Incentive Compensation Plan to increase the total number of shares reserved for issuance thereunder by 950,000 shares from 4,140,412 to 5,090,412.

4.	To amend the 1995 Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder by 200,000 shares from 1,740,000 shares to 1,940,000 shares.

5.	Such other matters as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice.

Only stockholders of record at the close of business on June 30, 2008, will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card.

Sincerely,

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary

Milpitas, California

July 2, 2008

CALIFORNIA MICRO DEVICES CORPORATION

PROXY STATEMENT

I.    GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Micro Devices Corporation, a Delaware corporation (“we,” “us,” “CMD,” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the McCarthy Conference Center at 690 North McCarthy Boulevard, Milpitas, California, on Thursday, August 21, 2008, at 2:00 p.m., and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy (the “Proxy Card”) are being mailed to stockholders on or about July 9, 2008. Whether or not you expect to attend the Annual Meeting in person, the Board of Directors requests that you complete and return your Proxy Card for use at the Annual Meeting and any adjournments thereof.

PROXY STATEMENT.    This Proxy Statement consists of Sections I through VI, and contains four proposals. These Sections are intended to be read and understood together as one document. Please carefully read each section.

WHO CAN ATTEND THE ANNUAL MEETING.    Only stockholders of record of Common Stock issued by the Company at the close of business on June 30, 2008, the Record Date for the Annual Meeting, or their valid proxy holders, are entitled to notice of and to vote at the Annual Meeting.

QUORUM AT THE ANNUAL MEETING.    As of the Record Date, CMD had issued and outstanding 23,408,920 shares of voting Common Stock. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by stockholders at the Annual Meeting are provided under “Approval of Proxy Statement Items,” and the relevant proposals.

VOTING.    Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted.

SUBMISSION OF PROXY CARD.    You are urged to mark, sign and date the Proxy Card and return it in the prepaid reply envelope provided for such purpose. THIS WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A stockholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. All Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

VOTING BY PROXY CARD.    When you vote by Proxy Card, the following procedure will apply:

To vote by Proxy Card, please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

IF YOU DO NOT VOTE FOR OR AGAINST A PROPOSAL OR ABSTAIN, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSALS 2 THROUGH 4 AND FOR THE NOMINEES RECOMMENDED.    If you wish to vote in accordance with the Board of Directors’ recommendations, simply sign, date and return your Proxy Card in the envelope provided.

OTHER MATTERS.    As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items.

PROXY SOLICITATION.    Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the “Named Holders”) holding shares in their names which are beneficially owned by others to forward to such beneficial owners, and the Company shall bear all solicitation costs. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company or by an independent proxy solicitation firm hired for this purpose. No additional compensation will be paid to any Company employee, officer, or director for such services. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $25,000 in the aggregate.

CONDUCT OF THE ANNUAL MEETING.    The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors. The Annual Meeting will proceed in the same order as the Proposals set out below.

PROCEDURE FOR DIRECTOR NOMINATIONS BY STOCKHOLDERS.    The By-Laws of the Company require advance notification of the intent of any stockholder to nominate a person for the position of Director of the Company. The Nominating and Corporate Governance Committee may also consider nominees timely proposed by the stockholders in recommending the nominees for director.

Nominees for election to the Board of Directors are recommended by the Nominating and Corporate Governance Committee of the Board; nominations may also be made by any stockholder of record who complies with the following provisions. Stockholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Nominations for election to the Board at our 2009 Annual Meeting of Stockholders must be received no later than March 11, 2009. Such notice shall set forth (i) as to each person whom the stockholder proposed to nominate for election or re-election as director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating stockholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the stockholder giving notice, (A) the name and record address of the stockholder and (B) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

PROCEDURE FOR STOCKHOLDERS TO MAKE PROPOSALS.    In order for a stockholder of record to propose business to be included in our Proxy Statement for the 2008 Annual Meeting of Stockholders or presented at the 2008 Annual Meeting, in addition to other requirements, such stockholder must give written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with this year’s annual meeting. Proposals that are intended to be presented at our 2009 Annual Meeting of Stockholders must be received no later than March 11, 2009. Such notice shall set forth (A) a brief description of the business desired to be brought before the meeting, (B) the name and record address of the stockholder proposing such business, (C) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any such other information concerning the stockholder making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

APPROVAL OF PROXY STATEMENT ITEMS.    Only stockholders of record of the Company’s Common Stock as of the close of business on June 30, 2008 (the “Record Date”), are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. An inspector of election, appointed by the Company, will count votes cast at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of our outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. The six nominees who receive the most votes will be elected as directors; votes cast against the director or withheld also have no legal effect. Many brokers are subject to rules which prohibit them from voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules currently prohibit the brokers to vote with respect to proposals related to equity compensation, such as Proposals 3 and 4, absent such instruction but such rules currently do not prohibit the brokers to vote in the election of directors and on Proposal 2 related to ratification of accountants in the absence of such instructions if and as they choose.

Proposals 2 through 4 submitted to the stockholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares represented in person or by proxy and voting on the proposals. In determining whether Proposals 2 through 4 have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal or in the calculation of total votes cast.

II.    MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

ELECTION OF SIX DIRECTORS

(PROPOSAL NO. 1)

Your Board Recommends a Vote “FOR” the Election of

Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross,

Dr. David W. Sear, Dr. John L. Sprague and David L. Wittrock as Directors

Six directors are to be elected to serve until the next annual meeting of stockholders and until the election and qualification of their successors. The Company’s By-Laws provide for not less than five, nor more than nine, authorized directors, with the number of directors currently fixed at six. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below. In the event that a nominee should be unavailable for election, such shares will be voted for the election of such substitute nominee as the Board may propose. All persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the six persons listed below for election at the Annual Meeting. All six of the nominees are current directors of the Company: Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross, Dr. David W. Sear, Dr. John L. Sprague and David L. Wittrock.

Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

The following table sets forth the names, ages, and principal occupations for the periods indicated and other directorships of each of the nominees.

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Robert V. Dickinson	66	Mr. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer, from 1987 to 1988. Mr. Dickinson has also served as a Director of Transmeta Corporation, a semiconductor company, since May 2005 and currently is a member of its Audit and Compensation Committees.	2001

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Wade F. Meyercord	67	Mr. Meyercord has been Chairman of the Board since 1994 and a Director since December 1992. Mr. Meyercord has been President of Meyercord & Associates, Inc., a consulting firm, since 1987. From 1999 to 2002, he was Senior Vice President, Finance and Administration, and Chief Financial Officer of Rioport, Inc., an applications service provider for digital music distribution. Previously he was Senior Vice President of Diamond Multimedia Systems, Inc., a multimedia and connectivity products company, from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a Director and member of the Audit Committee and Nominating and Corporate Governance Committee of Microchip Technology, Incorporated, a semiconductor manufacturer, and a Director, Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of Endwave Corporation, a supplier of RF subsystems for broadband wireless devices.	1992

Dr. Edward C. Ross	66	Dr. Ross has been a Director since June 2002. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross is a Director of Volterra Semiconductor, Inc., a semiconductor manufacturer.	2002

Dr. David W. Sear	63	Dr. Sear has been a Director since December 2003. He currently is an independent consultant. Previously he was Chief Executive Officer of Forte Design Systems, an EDA software provider, from January 2006 through December 2006, and previously was the Chief Executive Officer of NeoAxiom, Inc., a semiconductor manufacturer, from February 2004 through December 2005. Prior to joining NeoAxiom, Dr. Sear was an independent consultant from April 2003 to February 2004. Dr. Sear also served as Chief Executive Officer of Optics Networks from January 2002 to March 2003. Previously, he served as President and Chief Executive Officer of Vaishali Semiconductor (1999 to 2002), President and Chief Operating Officer of Quality Semiconductor (1997 to 1999), President and Chief Executive Officer of Integrated Circuit Systems (1994 to 1997), President and Chief Operating Officer of Catalyst Semiconductor (1991 to 1994), as well as senior management positions with Fujitsu Microelectronics (1987 to 1991) and ICI Array Technology (1984 to 1987).	2003

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Dr. John L. Sprague	78	Dr. Sprague has been a Director since July 1996 and previously from January 1994 until July 1995. He is a consultant and was President of John L. Sprague Associates, a consulting company, from 1988 through 2002. He was President and Chief Executive Officer of Sprague Electric Company, a manufacturer of electronics components, from 1981 to 1987, and served in various technical and operations positions with that company from 1959 to 1981. Dr. Sprague is a Director of MRA Labs, a research and development and electronic materials company.	1996

David L. Wittrock	54	Mr. Wittrock has been a Director since June 2003. Mr. Wittrock has been in private practice as a tax and financial consultant to high-technology and healthcare companies since October 2002. Previously, he was Vice President, Finance and Business Affairs for Rioport, Inc., an applications service provider for digital music distribution, from 2000 through September 2002, and was a tax partner at KPMG, LLP from 1988 to 1999.	2003

There are no family relationships among any of the directors, nominees, and executive officers.

Required Vote

The six nominees for director who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the six nominees.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL NO. 2)

Your Board Recommends a Vote “FOR” the Ratification of

Grant Thornton LLP as the Company’s Independent Registered Public Accountants

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has appointed Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Grant Thornton has audited our financial statements starting with fiscal years 2004.

Representatives of the firm of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders. The table below shows the fees billed for fiscal 2008 and 2007 by Grant Thornton, as the principal accountant retained to audit the Company’s financial statements, categorized as audit fees, audit-related fees, tax fees, and all other fees.

Audit and Non-Audit Fees

	2007	2008
Audit Fees	$620,220	$559,930
Audit-Related Fees	20,207	8,774
Tax Fees	—	23,050
All Other Fees	69,278	10,486

Total	$709,705	$602,240

Audit fees consist of the aggregate fees billed for the audit of the Company’s annual financial statements, including amounts related to the audit of the Company’s internal controls over financial reporting, and for the review of the financial statements included in the Company’s quarterly reports of Form 10-Q. Audit-related fees are fees billed for assurance and related services reasonably related to the performance of the audit or review of the financial statements but which are not included as audit fees. Tax fees are fees billed for tax compliance, tax advice, and tax planning. All Other Fees consist of charges related to S-8 filings and Arques acquisition related work.

Pre-Approval Policies and Procedures

Our Audit Committee approves the terms and fees of 100% of the audit and permissible non-audit services by our independent accountants in advance of the provision of any such services.

Required Vote

Ratification will require the affirmative vote of a majority of the shares represented in person or by proxy and voting on this Proposal 2. In determining whether this Proposal 2 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

AMENDMENT OF THE 2004 OMNIBUS

INCENTIVE COMPENSATION PLAN

(PROPOSAL NO. 3)

Your Board Recommends a Vote “FOR” the Amendment of the 2004 Omnibus Incentive Compensation Plan

On July 1, 2008, the Compensation Committee of the Board of Directors approved an amendment to the 2004 Omnibus Incentive Compensation Plan (as amended, the “2004 Plan”), subject to approval of the Company’s stockholders at the Annual Meeting, to increase the number of shares reserved for issuance under the 2004 Plan by 950,000. The 2004 Plan was initially adopted by the Board of Directors on June 22, 2004 and approved by the stockholders in August 2004, and subsequently augmented at the 2005 and 2006 stockholders meetings. As of March 31, 2008, we had 590,184 shares available for further grant under the 2004 Plan.

The purpose of the 2004 Plan is to enable us to attract and retain top quality employees and consultants, including officers and directors, and to provide these persons with an incentive to enhance stockholder returns. The Board of Directors believes that options and other equity-based incentives are an important part of the compensation package we offer to our employees, consultants and directors.

Proxies solicited by the Board will be voted for Proposal No. 3 unless the stockholder specifies otherwise in the proxy.

Summary of the 2004 Omnibus Incentive Compensation Plan

Set forth below is a summary of the 2004 Plan, which is qualified by the complete text of the 2004 Plan. A copy of the 2004 Plan presented for stockholder approval is included as Appendix A of this Proxy Statement as filed electronically with the Securities and Exchange Commission. Alternatively, stockholders may request a copy of the 2004 Plan by sending a written request to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Stockholders are urged to read the complete text of the 2004 Plan.

Description of Amendment

The amendment to the 2004 Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for grant under the 2004 Plan by 950,000 shares, from 4,140,412 shares to 5,090,412 shares.

Description of the 2004 Plan

The 2004 Plan provides for the grant of restricted share awards, options, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, with respect to shares of our Common Stock to directors, officers, employees and consultants of the Company and our subsidiaries. The 2004 Plan may be administered by the Compensation Committee of the Board of Directors (the “Committee”), which has complete discretion to select the participants and to establish the terms and conditions of each award, subject to the provisions of the 2004 Plan. Options granted under the 2004 Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonqualified options. As of June 30, 2008, 88 employees were eligible to be considered for the grant of options under the 2004 Plan.

The Board of Directors believes that the granting of equity compensation awards is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to our continued progress, which ultimately is in the interests of our stockholders.

Shares Subject to the 2004 Plan

As of March 31, 2008, a total of 4,140,412 shares of Common Stock have been reserved for issuance under the 2004 Plan, including an aggregate of 3,100,000 which had been put directly into the 2004 Plan at our 2004, 2005, and 2006 annual meetings plus an aggregate of 367,947 shares that remained available for future grants under the 1995 Employee Stock Option Compensation Plan (the “1995 Plan”) and the 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan,” and together with the 1995 Plan, the “1995 Plans”) as of our 2004 annual meeting when the 2004 Plan was adopted, plus an aggregate of 672,465 shares which were then outstanding under the 1995 Plans but which have lapsed subsequently through March 31, 2008. Upon stockholder approval of this proposal, an additional 950,000 shares will be reserved for issuance under the 2004 Plan, for an aggregate of 5,090,412 shares in the 2004 Plan. Any shares granted as options or stock appreciation rights are counted against this limit as one share for every one share granted. Any shares granted as awards other than options or stock appreciation rights are counted against this limit as two shares for every one share granted. If any award granted under the 2004 Plan is forfeited or expires for any reason, then the shares subject to that award will once again be available for additional awards. Further, if in the future any outstanding option under the 1995 Plans as of March 31, 2008, expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional awards under the 2004 Plan.

As of March 31, 2008, (i) the number of shares subject to outstanding options, (ii) the range of exercise prices for these options, (iii) the weighted average per share exercise price, (iv) the weighted-average remaining life in years, (v) the number of shares issued upon exercise of options and (vi) the number of shares available for future grant under (A) the 2004 Plan and (B) all our equity compensation plans (including the 2004 Plan but excluding the 1995 Employee Stock Purchase Plan), whether or not approved by our stockholders, are as shown in the below table. As of June 30, 2008, there were 4,777,152 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below (including the 2004 Plan but excluding the 1995 Employee Stock Purchase Plan), at a weighted average exercise price of $5.4843, and with a weighted average remaining life of 7.05 years. As of June 30, 2008, there were 775,934 shares available for future issuance under those plans.

	Shares Subject to Outstanding Options	Range of Exercise Prices	Weighted- Average Per Share Price	Weighted- Average Remaining Life in Years	Number of Shares Available for Further Grant
2004 Plan	3,477,888	$3.32 to 9.13	$4.9976	8.19	590,184
All Plans	4,945,902	$2.75 to $22.50	$5.6145	7.28	607,184

Because option grants under the 2004 Plan are subject to the discretion of the Committee, awards under the 2004 Plan for the current year are indeterminable. Future option exercise prices under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. During the fiscal year ended March 31, 2008, the following persons or groups had in total, received options to purchase shares of Common Stock under the 2004 Plan as follows, each with an exercise price per share equal to the fair market value of the Company’s Common Stock the date of the grant:

Name	Position	Number of Shares
Robert V. Dickinson	President, Chief Executive Officer and Director	125,000
Kyle D. Baker	Vice President, Marketing	50,000
Manuel Mere	Vice President, Operations and Information Systems	50,000
Kevin Berry	Chief Financial Officer	50,000
Juergen Lutz	Vice President, Engineering	50,000
All current executive officers as a group (6 persons)		325,000	(2)
All current non-employee directors as a group (5 persons)		50,000
All employees, excluding all current executive officers(1)		774,700

(1)	Includes 50,000 options granted to a former executive officer. Excludes 150,000 options granted outside the 2004 Plan to a newly hired executive officer.
(2)	Excludes 150,000 options granted outside the 2004 Plan to a newly hired executive officer.

Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the 2004 Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonstatutory stock options also may be granted without regard to any restriction on the amount of Common Stock to which the option may first become exercisable in any calendar year. Repricing, or reducing the exercise price of a stock option or stock appreciation right is not permitted without stockholder approval. On June 30, 2008, the closing price for the Common Stock on The Nasdaq Stock Market was $3.11 per share.

Subject to the limitations contained in the 2004 Plan, options granted under the 2004 Plan will become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable. Except in the case of certain executive officers in the event of a change of control, as described below in “Section V Executive Compensation—Severance Contracts and Change of Control Agreements” any options that were not exercisable on the date of termination of employment immediately terminate at that time. Any options that are exercisable on the date of termination will remain exercisable only in accordance with the option agreement. Options granted under the 2004 Plan may not be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock).

Non-Employee Director Options

Options granted to non-employee directors are done so under the provisions of the 2004 Plan. As of March 31, 2008, 198,000 shares are subject to outstanding options granted to non-employee directors under the 2004 Plan. The option grants to non-employee directors under the 2004 Plan are automatic. A director joining the Board for the first time receives an option for 15,000 shares. Each director who has served at least six months and is reelected at an Annual Meeting is entitled to receive a grant of an option for 10,000 shares as of the date of the Annual Meeting. The term of an option granted under the plan may not exceed ten years. Each option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. The exercise price for nonstatutory options granted under the 2004 Plan shall be the fair market value of a share of the Company’s Common Stock on the date of grant. Non-employee directors may be granted additional options on a discretionary basis.

Restricted Share Awards and Stock Units

Restricted stock is a share award that may be conditioned upon continued employment or the achievement of performance objectives. The terms of any restricted share award under the 2004 Plan will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. The Committee will determine the terms and conditions of any restricted stock agreements, which need not be identical. Shares may be awarded under the 2004 Plan in consideration of services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Committee may also grant stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the attainment of certain conditions established by the Committee. No cash consideration is required of the recipient. Recipients of stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Section 162(m)

So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2004 Plan limits the number of shares that may be subject to awards to individual participants to no more than 500,000 shares annually.

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

• Cash flow	• Earnings per share
• Earnings before interest, taxes and amortization	• Return on equity
• Total stockholder return	• Share price performance
• Return on capital	• Return on assets or net assets
• Revenue	• Income or net income
• Operating income or net operating income	• Operating profit or net operating profit
• Operating margin or profit margin	• Return on operating revenue
• Return on invested capital	• Market segment shares
• Sales	• Customer satisfaction

To the extent that an award under the 2004 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Committee.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award upon satisfaction of the performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines. However, in no event may the Committee increase the amount payable upon satisfaction or completion of the performance criteria to a person subject to the Section 162(m) limitations.

Administration

The Committee, which is made up entirely of independent directors, administers the 2004 Plan. The Committee will select employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2004 Plan, establish the terms, conditions and other provisions of the awards. The Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan. The Committee may delegate to a secondary committee of directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the 2004 Plan to an officer or officers. The 2004 Plan does not permit delivery of a promissory note to exercise options.

Amendment to or Termination of the 2004 Plan

The Board of Directors may at any time amend, alter, suspend or terminate the 2004 Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any party, unless mutually agreed otherwise between the party and the Committee. Termination of the 2004 Plan will not affect the Committee’s ability to exercise the powers granted to it under the 2004 Plan with respect to awards granted under the 2004 Plan prior to the date of such termination. The 2004 Plan is effective for 10 years, unless sooner terminated.

Since the 2004 Plan was adopted, the Board has adopted amendments providing that (1) the number of available shares in the 2004 Plan be reduced by the number of shares covered by a stock appreciation right which is settled in shares and by the number shares covered by an option for which there is a net exercise (rather than the number of shares actually issued) and (2) that restricted stock grants have at least one-year vesting if they also include performance conditions and vesting over at least three years if they do not include performance conditions.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our Common Stock or any similar event affecting our Common Stock, the Committee shall adjust the number and kind of shares available for grant under the 2004 Plan, and subject to the various limitations set forth in the 2004 Plan, the number and kind of shares subject to outstanding awards under the 2004 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the Company on outstanding stock options, stock appreciation rights, restricted share awards and stock units granted under the 2004 Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2004 Plan. Such agreement shall provide for the continuation of outstanding awards if we are the surviving corporation, assumption of outstanding awards by the surviving corporation, substitution by the surviving corporation of its own awards for outstanding awards under the 2004 Plan, accelerated vesting and accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

Certain Federal Income Tax Consequences

Incentive stock options granted under the 2004 Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the 2004 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

We are generally entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to The Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Required Vote

Approval of the amendment to the 2004 Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and voting on this Proposal 3. In determining whether this Proposal 3 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

AMENDMENT OF THE 1995 EMPLOYEE

STOCK PURCHASE PLAN

(PROPOSAL NO. 4)

Your Board Recommends a Vote “FOR” the Amendment of the 1995 Employee Stock Purchase Plan

On July 1, 2008, the Compensation Committee of the Board of Directors approved an amendment to the 1995 Employee Stock Purchase Plan (as amended, the “Purchase Plan”), subject to approval of the Company’s stockholders at the Annual Meeting, to increase the number of shares reserved under the Purchase Plan by 200,000. The Purchase Plan was initially adopted by the Board of Directors on February 10, 1995 and approved by the shareholders of the Company at the 1995 Annual Meeting.

The Board believes that this amendment to Purchase Plan is necessary to enable the Company to continue to provide meaningful equity incentives to attract, motivate and retain officers and key employees. We operate in a competitive high technology job market. In this job market, stock purchase plans are offered by the majority of high technology firms with whom the Company competes for talent. The Board believes that your support of this proposal is very important to the future success of your Company, and recommends that you vote to approve this amendment.

Proxies solicited by the Board will be voted for Proposal No. 4 unless stockholders specify otherwise in those proxies.

Summary of the 1995 Employee Stock Purchase Plan

Set forth below is a summary of the Purchase Plan, which is qualified by the complete text of the Purchase Plan. A copy of the Purchase Plan presented for stockholder approval is included as Appendix B of this Proxy Statement as filed electronically with the Securities and Exchange Commission. Alternatively, stockholders may request a copy of the Purchase Plan by sending a written request to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Shareholders are urged to read the complete text of the Purchase Plan.

Description of Amendment

The amendment to the Purchase Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in number of shares of Common Stock reserved for issuance under the Purchase Plan by 200,000 shares from 1,740,000 shares to 1,940,000 shares. Over the last three years, the Company averaged issuing approximately 125,000 shares under the Purchase Plan, so with the approximately 210,364 shares remaining available in the Purchase Plan as of June 30, 2008, these 200,000 additional shares should last approximately three years, although the length of time will vary depending upon the number of Company employees participating, their level of participation, and the market price of Company stock.

Description of the Purchase Plan

The purpose of the Purchase Plan is to attract and retain the best available personnel, to provide additional incentives to the employees of the Company and its subsidiaries, to promote the success of the Company’s business and to enable the employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions. Currently, 1,740,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Upon stockholder approval of this proposal, an additional 200,000 shares will be reserved for issuance under the Purchase Plan, for an aggregate of 1,940,000 shares. As of June 30, 2008, 1,529,636 shares have been issued under the Purchase Plan and 210,364 shares remain available for purchase.

Administration

The Purchase Plan is administered by a committee formed by the Board of Directors pursuant to the Purchase Plan (the “Committee”). The Board has presently designated its Compensation Committee as the Committee. Members of the Committee are ineligible to participate under the Purchase Plan. All questions of interpretation of the Purchase Plan are determined in the sole discretion of the Committee, and its determinations are final and binding upon all participants.

Eligibility

Any person who is employed by the Company (or any of its majority-owned subsidiaries) at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period, and subject to certain limitations imposed by section 423(b) of the Internal Revenue Code and any minimum waiting period set forth in administrative rules which the Committee may establish from time to time. Based upon the number of employees as of June 30, 2008, approximately 101 employees are eligible to participate in the Purchase Plan.

Option Periods and Exercise Periods

The Committee implements the Purchase Plan by establishing option periods. An employee who is eligible to participate may enroll prior to the date on which an option period begins, by authorizing up to a maximum amount of payroll deductions for allocation to the Purchase Plan during the option period. Participants have the right to reduce or discontinue payroll deductions for allocation to the Purchase Plan during the option period but may not increase the amount so withheld other than with respect to commencement of a new option period, subject at all times to the maximum rate of deduction of 15% of eligible compensation. While the Committee may establish option periods of a duration of up to 27 months, and divide each option period into one or more exercise period, and may alter such option periods without stockholder approval, the Committee has to date established and maintained an option period of six months coincident with a six month exercise period. The date upon which shares are purchased under the plan is the last day of any such exercise period.

Payment of Purchase Price; Payroll Deductions

The payroll deductions accumulated during the option period under the Purchase Plan are set aside for the purchase of shares. The deductions may not exceed 15% of a participant’s eligible compensation during the option period. Eligible compensation is interpreted to mean total compensation, including bonuses and commissions, but excluding special payments (such as moving expenses) and income with respect to stock options or other stock purchases. Payroll deductions generally commence on the first payday following the beginning of the option period, and continue at the same rate until the last payday during the option period, unless sooner terminated or reduced by the participant, as provided in the Purchase Plan and subject to administrative rules or restrictions which the Committee may impose.

Purchase Price

The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date an option is granted or (b) on the date of purchase. The determination of the fair market value of the Common Stock on a grant date or purchase date is based upon the closing price listed on the Nasdaq National Market System as of the valuation date or the immediately preceding trading day, if the applicable valuation date is not a trading day.

Purchase of Stock; Exercise of Option

The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions which are accumulated during the offering period (not to exceed an amount equal to 15% of the participant’s actual eligible compensation during the offering period) by the purchase price determined as described above, subject to the further limitations that an employee may not accrue rights to purchase shares under the Purchase Plan at a rate which exceeds $25,000.00 of the fair market value of the stock (determined at the time the option is granted) for any calendar year in which an option is outstanding at any time, and the maximum shares subject to any option in any one calendar year may not exceed 10,000, and the number of shares subject to any option granted to an employee may not exceed the maximum number of shares set by the Committee prior to the beginning of the offering period.

Participation

Because the decision of whether to enroll in the Purchase Plan and how much pay to have withheld is an individual decision to be made by each employee, awards under the Purchase Plan for the current year are indeterminable. Future purchase prices under the Purchase Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of enrollment or purchase. During the fiscal year ended March 31, 2008, the following persons or groups purchased shares of Common Stock under the Purchase Plan as follows, at a price per share determined as described above of $3.78 or $3.26:

Name	Position	Number of Shares
Robert V. Dickinson	President, Chief Executive Officer and Director	0
Kyle D. Baker	Vice President, Marketing	0
Manuel Mere	Vice President, Operations and Information Systems	0
Kevin Berry	Chief Financial Officer	0
Juergen Lutz	Vice President, Engineering	0
All current executive officers as a group (6 persons)		0
All current non-employee directors as a group (5 persons)		0
All employees, excluding all current executive officers(1)		126,021

(1)	Includes 4,076 shares purchased by a former executive officer.

Withdrawal

A participant may terminate his or her interest in a given offering in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan, at any time prior to the end of the applicable exercise period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from the offering. In the event of withdrawal, the accumulated payroll deductions will be returned to a participant without interest.

Capital Changes

The Committee will make appropriate adjustments to the number of shares subject to purchase under the Purchase Plan and the purchase price per share in the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company.

Non-Assignability

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason. Any attempt to do so other than as permitted by the Internal Revenue Code will be treated by the Company as an election to withdraw from the Purchase Plan.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company which would increase the number of shares reserved under the plan, materially modify the eligibility requirements or materially increase the benefits that may accrue under the Purchase Plan, reduce the purchase price determined as provided above (except in the case of a capital change as described above), or extend the Purchase Plan beyond August 7, 2013, unless earlier terminated by the Board of Directors.

Federal Tax Information

The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan and does not purport to be complete. The following does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

The Purchase Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will be subject to tax in an amount depending in part upon the holding period. If the shares are disposed of by the participant more than two years after the date of option grant (the beginning of the option period) and more than one year after the date of option exercise (the date on which the shares were purchased by the participant), then the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the option price or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date). Any further gain will be long-term capital gain. If the participant disposes of the shares within two years after the date of option grant or one year after the date of option exercise (a disqualifying disposition), then the participant will be taxed in the same manner as holders of nonstatutory options. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent of ordinary income reported by participants upon a disqualifying disposition of shares.

New Plan Benefit

No current non-employee directors will receive any benefit under the Purchase Plan. The benefits that will be received under the Purchase Plan by the Company’s current executive officers and by all eligible employees are not currently determinable.

Required Vote

Approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the shares voting on this Proposal 4. In determining whether this Proposal 4 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

III.    MANAGEMENT AND SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

Directors and Executive Officers of the Registrant

The following table sets forth certain information concerning the Company’s current directors and executive officers as of June 30, 2008. For information regarding our Directors’ principal occupations and directorships, please see Proposal No. 1 above.

Name	Age	Position
Robert V. Dickinson	66	President, Chief Executive Officer and Director

Kyle D. Baker	44	Vice President, Marketing

Juergen Lutz	49	Vice President, Engineering

Manuel H. Mere	63	Vice President, Operations and Information Systems

Kevin J. Berry	58	Chief Financial Officer

Daniel Hauck	53	Vice President, Sales

Wade Meyercord(1), (2), (3)	67	Chairman of the Board

Dr. Edward C. Ross(1), (3)	66	Director

Dr. David W. Sear(3)	63	Director

Dr. John L. Sprague(1), (2)	78	Director

David L. Wittrock(2)	54	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

Robert V. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer from 1987 to 1988. Mr. Dickinson has also served as a Director of Transmeta Corporation, a semiconductor company, since May 2005 and currently is a member of its Audit and Compensation Committees.

Kyle D. Baker has been our Vice President, Marketing since August 2001. Previously, he was Vice President of Marketing of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, from January 2001 to August 2001 and was Senior Director of Marketing at Candescent Technologies, a flat panel display company, from 1998 to January 2001. He also held a number of other marketing management positions with Cirrus Logic from 1994 through 1998. Prior to Cirrus Logic, he served in marketing and sales management roles at Western Digital and Proctor & Gamble.

Juergen Lutz has been our Vice President, Engineering since July 2005. Prior to CMD, Mr. Lutz served as Vice President, Integrated Circuit Engineering for Cirrus Logic Inc., a semiconductor manufacturer, from 1994 through June 2005 where he was responsible for all mixed signal product developments of the company, including audio DSP and ARM based SoC processors. He also had a brief stint as Vice President of Engineering at Alien Technology, an RFID semiconductor company for supply chain management, from June, 2005, through July 2005. Prior to Cirrus Logic he also worked with Micronas, LSI Logic and AT&T Bell Labs.

Manuel H. Mere has been our Vice President, Operations and Information Technology since March 2006. Previously, he was our Vice President, Supply Chain Management since February 2002, and our Vice President and General Manger, Milpitas starting in January 1998. Prior to that, he was Vice President, Operations, at Silicon Storage Technology; our Vice President of Thin Film Operations; Vice President of Manufacturing for Cypress Semiconductor for its San Jose, California plant and subsequently for its Bangkok, Thailand plant; and Vice President of Operations for Xicor. Prior to Xicor he held engineering management positions at IBM, National Semiconductor and Harris Semiconductor.

Kevin J. Berry has been our Chief Financial Officer (on either an interim or regular basis) since March 2006. From January 2005, through July 2006, Mr. Berry served as consulting CFO for multiple technology companies. Previously, from May 2000 through January 2005, Mr. Berry was Vice President, Finance, and CFO for SteelEye Technology, a privately held business software company. Previously, he has served as Vice President, Finance, and CFO for ConnectInc.com and Award Software International, where he led its IPO.

Daniel Hauck has been our Vice President, Sales since February 2008. Prior to CMD, he was a vice president of worldwide sales, at Catalyst Semiconductor from January 2007 to February 2008, Leadis Technology from January 2004 to October 2006, Amphion Semiconductor from February 2002 to December 2003, BOPS and Neomagic. His early sales management experience was at Cirrus Logic over a nine year period.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of June 30, 2008, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers (as defined below under “Executive Compensation”); and (iv) all directors and executive officers as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them. Also except as otherwise noted, the address of each such person or entity is 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by each person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2008, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of Company shares outstanding as of June 30, 2008, was 23,408,920.

Beneficial Owner(1)	Shares Beneficially Owned	Percent
T. Rowe Price Associates, Inc.(2) P.O. Box 17630 Baltimore, MD 21297-1630	1,667,000	7.12%
GAMCO Investors(3) One Corporate Center RYE, New York, NY 10580-1434	1,606,700	6.86%
Dimensional Fund Advisors LP(4) 1299 Ocean Avenue Santa Monica, CA 90401	1,513,165	6.46%
Dialectic Capital Management, LLC(5) 153 East 53rd Street, 29 th Floor New York, NY 10022	1,393,726	5.95%
Royce & Associates, LLC(6) 1414 Avenue of the Americas New York, NY 10019	1,381,113	5.90%
Robert V. Dickinson(7)	798,562	3.30%
Kyle D. Baker(8)	282,525	1.19%
Juergen Lutz(9)	150,000	*
Kevin J. Berry(10)	111,000	*
Manuel Mere(11)	184,652	*
Wade F. Meyercord(12)	96,450	*
Dr. Edward C. Ross(13)	43,500	*
Dr. David W. Sear(14)	42,000	*
Dr. John L. Sprague(15)	73,000	*
David L. Wittrock(16)	36,000	*
Directors and Executive Officers as a group (11 persons)(17)	1,817,689	7.76%

*	Less than 1%.
(1)	Except as noted below, based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.
(2)

Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Price Fund”) on February 13, 2008, as updated by Schedule 13F-HR filed by T. Rowe Price Associates on May 15, 2008, for its holdings as of March 31, 2008. T. Rowe Price Associates, which serves as investment adviser, has the power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Fund, as well as shares owned by certain other individual and institutional investors. T. Rowe Price Fund has sole voting power over 1,600,000 of these shares and T. Rowe Price Associates has sole voting power of 67,000 of these shares and sole dispositive power over all 1,667,000 of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates may be deemed to be the beneficial owner of these 1,667,000 shares, including the shares owned by T. Rowe Price Fund, of which T. Rowe Price Associates expressly disclaims beneficial ownership. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(3)	Information based on a Form 13D filed with the SEC by Mario Gabelli (“Gabelli”), Gabelli Funds, LLC (“G Funds”), and GAMCO Asset Management Inc. (“Gamco”) as updated by a Form 13F-HR filed with the SEC by Gamco et al on May 15, 2008 for its holdings as of March 31, 2008. Gamco has the sole dispositive power over 1,013,000 of these shares and sole voting power over 938,000 of these shares. G Funds has sole dispositive and voting power over 593,700 of these shares. Gabelli is deemed to have beneficial ownership over the shares owned by Gamco and G Funds.
(4)	Information based on a Form 13F-HR filed with the SEC on May 5, 2008, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, which serves as an investment advisor or manager to various investment funds. The filing indicated that Dimensional had dispositive authority over 1,513,165 shares along with Dimensional Fund Advisors Ltd., also a registered investment advisor, and that Dimensional had sole voting authority over 1,480,081 shares. Dimensional disclaims beneficial ownership of the shares.
(5)	Information based on a Form 13G/A filed with the SEC by Dialectic Capital Management, LLC (“Dialectic”) and John and Luke Fichthorn (the “Fichthorns”) on January 12, 2008, as updated by Schedule 13-HR filed by Dialectic on May 13, 2008, for its holdings as of March 31, 2008. In the Form 13G/A it was indicated that Dialectic and the Fichthorns had shared voting and dispositive power over all of the shares owned by Dialectic while in the Form 13F-HR it was indicated that Dialectic has sole voting and dispositive power over all 1,393,726 of these shares. The Fichthorns disclaim beneficial ownership in these shares except to the extent of their pecuniary interest in Dialectric.
(6)	Information based on a Schedule 13G/A filed with the SEC by Royce & Associates, LLC on January 28, 2008, as updated by Schedule 13F-HR filed on May 8, 2008 for its holdings as of March 31, 2008. Royce & Associates, LLC is a registered investment adviser under the Investment Advisers Act of 1940. Various accounts managed by Royce & Associates, LLC have the right to receive or to direct the receipt of the proceeds from the sale of those shares.
(7)	Consists of 22,000 shares held by The Dickinson Family 1984 Trust, for which Mr. and Mrs. Dickinson are trustees, and 776,562 shares subject to options exercisable within 60 days of June 30, 2008.
(8)	Includes 280,525 shares subject to options exercisable within 60 days of June 30, 2008.
(9)	Includes 150,000 shares subject to options exercisable within 60 days of June 30, 2008.
(10)	Includes 105,000 shares subject to options exercisable within 60 days of June 30, 2008.
(11)	Includes 181,400 shares subject to options exercisable within 60 days of June 30, 2008.
(12)	Includes 65,000 shares subject to options exercisable within 60 days of June 30, 2008.
(13)	Includes 40,000 shares subject to options exercisable within 60 days of June 30, 2008.
(14)	Includes 40,000 shares subject to options exercisable within 60 days of June 30, 2008.
(15)	Includes 65,000 shares subject to options exercisable within 60 days of June 30, 2008.
(16)	Includes 26,000 shares subject to options exercisable within 60 days of June 30, 2008.
(17)	Includes 1,729,487 shares subject to options exercisable within 60 days of June 30, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all our officers, directors, and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

IV.    CORPORATE GOVERNANCE—OFFICERS AND DIRECTORS

Director Independence

The Board has determined that all of our Board members, except Mr. Dickinson, are “independent” as defined by applicable listing standards of The Nasdaq Stock Market and SEC rules.

Audit Committee Financial Expert

The Board has determined that each of David L. Wittrock, Wade F. Meyercord and Dr. John L. Sprague is an “audit committee financial expert” for purposes of the SEC’s rules.

Board Meetings and Committees

During the fiscal 2008, the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee consists of David L. Wittrock (Chairman), Wade F. Meyercord and Dr. John L. Sprague. On behalf of the Board of Directors, the Audit Committee generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. Other specific duties and responsibilities are to retain the Company’s independent accountants, review the arrangements for and scope of the audit by the Company’s independent accountants, approve all audit and non-audit services, monitor the independent accountant’s independence, meet with the independent accountants and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s written charter, a copy of which is available on the Company’s website, www.cmd.com. The Audit Committee held seven meetings during fiscal 2008.

The Compensation Committee’s principal functions are to recommend to the independent Board members the compensation of our Chief Executive Officer, to set the compensation of other executive officers of the Company considering the recommendation of our Chief Executive Officer, to oversee the administration of the Company’s stock plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee serves as the Stock Option Plan Committee. In addition, the Committee reviews and approves recommendations regarding changes in compensation of non-employee directors. See also “Compensation Committee Report.” The Compensation Committee currently consists of Dr. John L. Sprague (Chairman), Wade F. Meyercord and Dr. Edward C. Ross. The Compensation Committee held six meetings during fiscal 2008. The Compensation Committee has a written charter that has been approved by the Board of Directors, a copy of which is available on the Company’s website, www.cmd.com.

The Nominating and Corporate Governance Committee’s principal functions are to oversee corporate governance and to recommend nominees for election to the Board and for service on the Board’s committees. The Nominating and Corporate Governance Committee is also charged to conduct or oversee the Board’s self assessment, which is typically conducted annually. The Nominating and Corporate Governance Committee consists of Wade F. Meyercord (Chairman), Dr. Edward C. Ross and Dr. David W. Sear, all of whom are independent as defined in rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held three meetings during fiscal 2008. The Nominating and Corporate Governance Committee has a written charter that has been approved by the Board of Directors, a copy of which his available on the Company’s website, www.cmd.com.

During fiscal 2008, the Board of Directors held a total of six meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which such directors serve. The independent directors regularly meet in executive session without management present following board meetings and additionally held four meetings.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and preferably multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for the CEO to participate as a member of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. Once identified, candidates are initially interviewed by the Chairman of the Nominating and Corporate Governance Committee and our Chief Executive Officer, and then by all members of the Nominating and Corporate Governance Committee and at least one additional officer of the Company and the Chairman of the Board.

The Nominating Committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates. However, it may engage a third party to provide for such services in the future.

The Nominating Committee will consider nominees proposed timely by the stockholders based on the same criteria it uses for all director candidates. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the Secretary of the Company, 490 North McCarthy Boulevard, #100, Milpitas, CA 95035. See “General Information—Procedure for Director Nominations by Stockholders.”

Board of Directors Interaction with Stockholders

The Company provides for a process for stockholders to communicate with the Board. Stockholders may send written communications to the attention of the Board, specific Board member or committee, in care of California Micro Devices Corporation, Attention: Kevin J. Berry, 490 North McCarthy Blvd., #100, Milpitas, California 95035. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Mr. Berry will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Certain Relationship and Related Transactions

The Company’s Code of Business Conduct and Ethics requires disclosure to the Chief Financial or Executive Officer of any proposed transaction in which a related person, such as an employee, officer, director, or 5% shareholder, or their immediate family members, has a material interest. If such proposed transaction is material to the Company then the Audit Committee would determine whether to authorize the transaction taking into account such factors as the nature of the proposed transaction and the related person’s interest and whether the transaction is just and reasonable as to the Company. For the most significant transactions, for example those involving more than $120,000 and involving an executive officer or board member, then the full Board of Directors would make this determination rather than the Audit Committee. The Audit Committee or Board of Directors, as the case may be, may determine to ratify interested person transactions that have already been undertaken.

Board Attendance at Annual Meetings

Although the Company does not have a formal policy regarding Board attendance at annual meetings of stockholders, all Board members are expected to attend. All members of the Board attended the 2007 annual meeting that was held on August 24, 2007.

Director Compensation

Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee. All non-employee directors receive an annual retainer of $10,000. In addition, the Chairman of the Board receives an annual retainer of $50,000. In addition, each non-employee director receives $1,000 per meeting attended in person, $500 per meeting attended telephonically and $500 for attending the annual meeting of stockholders. Members of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee also receive $2,000, $5,000 and $2,000 per year, respectively. In addition, the Chairman of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee receives $3,000, $5,000 and $3,000 per year, respectively. The Company also reimburses the directors for their out-of-pocket expenses.

The non-employee directors are entitled to stock option grants under the provisions of the 2004 Plan. The 2004 Plan is designed to automatically grant options to non-employee directors. A director joining the Board for the first time receives an option for 15,000 shares. Each director who has served at least six months and is reelected at an Annual Meeting is entitled to receive a grant of an option for 10,000 shares as of the date of the Annual Meeting. The term of an option granted under the plan may not exceed ten years. Each option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. The exercise price for non-statutory options granted to non-employee directors under the 2004 Plan shall be the fair market value of a share of the Company’s Common Stock on the date of grant.

Fiscal 2008 Non-Executive Director Compensation Table

The following chart shows the compensation in fiscal year 2008 earned by or paid to each non-employee directors for their service.

Fiscal 2008 Non-Executive Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
Wade Meyercord	78,000	22,000	100,000
Dr. Edward C. Ross	18,000	22,000	40,000
Dr. David W. Sear	18,000	22,000	40,000
Dr. John L. Sprague	26,000	22,000	48,000
David L. Wittrock	25,500	22,000	47,500

(1)	The amounts listed under “Fees Earned or Paid in Cash” are based on fees earned or actual payments made to our non-employee directors which include the standard Board retainer fee of $10,000 per year, a committee chair fee of $5,000 for chairing the Audit Committee and $3,000 for chairing the Compensation or Nominating and Corporate Governance Committee, an annual retainer for the Chairman of the Board of $50,000, and a standard attendance fee of $1,000 for each meeting attended in person, $500 for each meeting attended telephonically and $500 for attending the annual meeting of stockholders.
(2)	Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2008 and prior years recognized for financial statement reporting purposes for fiscal year 2008 calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” or “SFAS 123R”. In our calculations per SFAS 123R we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.
(3)	Each director was granted 10,000 options under the 2004 Plan on August 24, 2007. The grant date fair value of each option computed in accordance with SFAS 123R is $1.82 per share or $18,200 per option grant. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.
(4)	The numbers of options held at fiscal year end by the directors are as follows: Mr. Meyercord—80,000; Dr. Ross—55,000; Dr. Sear—55,000; Dr. Sprague—80,000; and Mr. Wittrock—41,000.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Company’s Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries. Currently, no executive officer of the Company or any member of the Compensation Committee of the Company’s Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct that applies to all employees. A copy of the code of ethics is available, free of charge, at our website at www.cmd.com.

Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

Our executive officers typically joined the Company under the terms of offer letters which specified that their employment was at will and which detailed their compensation, including initial stock option grants. In some instances there were provisions that dealt with severance and/or option acceleration in the event of a change of control. All of the offer letter provisions regarding severance or option agreements have been replaced by new agreements described below under “Executive Compensation—Severance Contracts and Change of Control Agreements”. Like all of our employees, our executive officers are parties to an Employment, Confidentiality, and Intellectual Property Agreement with the Company providing for their employment to be at will, for them not to disclose our confidential information to third parties or to use it other than for the benefit of the Company, and for them to assign inventions they make to the Company.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

The Audit Committee is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of NASDAQ and each of whom is an “audit committee financial expert” for purposes of the SEC’s rules. The current members of the Audit Committee are David L. Wittrock (Chairman), and Wade F. Meyercord and Dr. John L. Sprague. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in May, 2006.

On behalf of the Board of Directors, the Audit Committee retains the Company’s independent accountants, reviews the arrangements for and scope of the audit by the Company’s independent accountants and their independence, and oversees generally the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, both separately and together, including to discuss with the independent accountants the overall scope and plans for their respective audits. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements and critical accounting policies with management and the independent accountants. The Audit Committee discussed with the independent accountants the results of their examinations, their evaluations of the Company’s internal control, the overall quality of the Company’s financial reporting, and matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as modified or supplemented, including the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in the financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by the Independence Standards Board, including its Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the independent accountants that firm’s independence from management and the Company, including the matters in such written disclosures.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, for filing with the SEC. The Audit Committee and the Board of Directors have also approved, subject to stockholder ratification, the selection of the Company’s independent accountants.

AUDIT COMMITTEE

David L. Wittrock, Chairman

Wade F. Meyercord

Dr. John L. Sprague

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 31, 2008, including the 2004 Omnibus Incentive Compensation Plan, the 1995 Employee Stock Option Compensation Plan, the 1995 Non-Employee Directors’ Stock Option Plan, and the 1995 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,228,777	$5.48	924,194
Equity compensation plans not approved by security holders(2)	717,125	$6.43	—

Total	4,945,902	$5.61	924,194

(1)	The number of securities available for future issuance as of March 31, 2008 included 317,010 shares of Common Stock available for issuance under our 1995 Employee Stock Purchase Plan, 590,184 under our 2004 Omnibus Incentive Compensation Plan and 17,000 under our 1995 Employee Stock Option Compensation Plan. See Note 13 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for a description of our equity compensation plans.
(2)	Includes options to purchase 625,000 shares of Common Stock granted to executive officers and options to purchase 92,125 shares of Common Stock granted to former employees of Arques Technology. See Note 13 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for a description of our equity compensation plans that do not require the approval of, and have not been approved by, our stockholders.

V.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy.    In structuring the Company’s compensation programs for named executive officers, the Compensation Committee’s goals and objectives are to align the compensation of the named executive officers with the Company’s business objectives and performance and to attract, retain and reward executive officers who contribute to the long-term success of the Company and help increase stockholder value. Consistent with these goals, the Company’s compensation programs include a mix of salary, bonus, and stock options. Base salary is intended to provide assured cash compensation. Bonus is intended to provide cash compensation linked to Company short-term performance. Stock options are used primarily to link executive incentives and the creation of stockholder value. While equity and cash compensation are considered independently of the one another so that the decision as to each type of compensation does not affect the decision as to the other type, the bonus plan is designed such that bonuses when combined with salaries create total cash compensation which is comparable to the average cash compensation of the surveyed companies against which the Company competes in hiring and retaining executive officers and other key employees. The Company utilizes a similar compensation program for its other key exempt employees. For fiscal 2007, 2008, and 2009 both the Compensation Committee and the CEO referred to surveys of comparably sized semiconductor companies such as Radford Associates (the Radford Executive Survey of public semiconductor companies with revenue under $200 million) as well as a survey prepared by Wade Meyercord, the Chairman of the Board, who is also a consultant on compensation of boards of directors and executive officers, to help benchmark salary and bonus compensation. The companies included in Mr. Meyercord’s most recent survey were Anadigics, Centillium, Communications, Echelon, ESS Technology, Exar, hi/fn, Leadis Technology, Microtune, MIPS Technologies, NetLogic Microsystems, Pericom Semiconductor, Pixelworks, PLX Technology, QuickLogic, SCM Microsystems, Sirenza Microdevices (since acquired by RF Microdevices), Supertex, Virage Logic, Voltera Semiconductor, and Zilog.

Base Salary.    The Committee annually reviews and recommends to the independent directors the CEO’s base salary, taking into account individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee annually discusses with the CEO his similar analysis of the base salary of the other executive officers in deciding whether to approve the CEO’s recommendation of the salaries of the other executive officers. Consistent with the Company’s current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies. For fiscal 2008, base salaries of the named executive officers increased approximately 3.5% except for an increase of approximately 7% in the base salary for one officer to make his base salary more comparable to the base salary of other named executive officers with similar levels of responsibility while for fiscal 2009, base salaries of the named executive officers did not increase except for an increase of approximately 2.2% in the base salary for that one officer for the same purpose. The determination of annual salary is effective at the start of each fiscal year but sometimes is not made until during the first fiscal quarter.

Bonus.    The Company’s bonus plan for fiscal 2008 (and for fiscal 2006 and 2007) provided for annual bonuses to be awarded to the CEO, other named executive officers, and most exempt employees other than the sales people (who participated instead in a commission plan) based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the individual employee. Bonuses for a fiscal year were paid during the first fiscal quarter of the following year once the determination of their amounts was made based upon Company performance; there is no provision for recalculating them should there be a restatement of the Company’s financial statements. The Company’s bonus plan for fiscal 2009 provides for quarterly bonuses to be awarded to the CEO and other named executive officers, and every employee (as sales commissions are being phased out) based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the individual employee. Bonuses for a fiscal quarter are paid during the first month of the following fiscal quarter once the determination of their amounts can be made based upon Company performance; there is no provision for recalculating them should there be a restatement of the Company’s financial statements. While the percentages may vary from year to year, for the CEO for fiscal 2007, 2008, and 2009, the target bonus is 60% of base salary while for the other named executive officers, the target bonus is 40% of base salary.

Bonus awards depend on the extent to which Company performance objectives are achieved. The Company’s performance objectives vary from year to year and include operating, strategic and financial goals considered critical to the Company’s short and long term goals. For fiscal 2007, the bonus was a function of 50% weight for revenue growth versus fiscal 2006 and of 50% weight for gross margin percentage. For fiscal 2008, the bonus was a function of 35% weight for revenue growth versus fiscal 2007 for base products (excluding certain legacy and mature products); 35% weight for gross margin for base products (excluding certain legacy and mature products); and 30% weight for revenue of certain new non-base products. For fiscal 2009, the bonus is to be a function of five differently weighted components. The components and their weighting are: 25% for the amount of revenue growth versus the prior quarter for base products (that is protection products, and excluding display controllers); 25% for display controller revenue versus target; 15% for overall gross margin; 15% for modified operating cash flow (pretax profit less interest income plus certain planned new product line R&D expense); and 20% is at the discretion of the Board, all as shown below:

Bonus Component	Minimum	Target	Maximum
Quarterly Revenue Growth	0%	5%	10%
Display Controller Revenue	0	Quarterly target	200% of target
Gross Margin	32%	37%	42%
Modified Operating Cash Flow	$0	$1,000,000	$2,000,000
Discretionary	inapplicable	inapplicable	inapplicable

The potential bonus in fiscal 2007, 2008, and 2009 ranges from 0% to 200% of target depending upon Company performance relative to these two, three, or five factors, respectively, provided that the total bonus payout to all executive officers and employees for fiscal 2007 and 2008 was not to exceed 20% of profit before tax excluding bonus expense, SFAS 123R expenses, and expenses associated the Company’s acquisition of Arques Technology and for fiscal 2009 may not exceed 24% of profit similarly calculated but also excluding certain planned new product line R&D expense. Because these bonuses are tied to performance, reflecting significant growth and improvement over the prior year, the Committee believes that achievement of the bonus at a 100% payout level while possible is relatively unlikely. During fiscal 2006, 2007, and 2008, payout under the bonus plans was at approximately the 63%, 28%, and 0% levels, respectively, for example, except for Kevin Berry whose offer letter guaranteed him a fiscal 2007 payout of at least 50%, prorated by the portion of fiscal 2007 he was an employee. The bonus plan for each fiscal year is typically put in place during the first fiscal quarter.

The bonus plan is formulaic and while the Board retains discretion to alter the formulae and payout, the Board would not do so absent exigent circumstances so discretionary alterations have not been made for the last several years. Thus, for the Company’s executive officers and key employees, a substantial portion of their cash compensation is linked to achievement of Company performance objectives.

Options.    The purpose of the Company’s stock option plan is to attract and retain talented executive and other participating employees and to align their personal financial interests with those of the Company’s stockholders. By historically granting options with an exercise price equal to market price of Company stock at the date of grant, the Company ensures that executive officers will not obtain value unless there is appreciation in the Company’s stock. By generally granting options with a term of ten years and which vest over a four-year period, the options are a retention tool. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

Stock options are a major component of the compensation package of executive management. Executive officers are generally granted options at the first Compensation Committee meeting following commencement of employment, with annual supplemental options typically considered on or close to the date of the annual stockholders meeting. In addition, while the Committee retains the discretion to grant executive officers additional options at other times based upon superlative performance, the Committee has not done so for the past several years. In recommending individual stock options, the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted. The Committee does not consider SFAS 123(R) expense in determining option grants nor does the Committee consider salary or bonus or gains made from prior option exercises. In determining the size of the option pool for supplemental option grants in any given year, the Committee considers overall stockholder dilution and Company performance. The Committee is also considering other less dilutive equity incentives such as options with net exercise provisions. Executives generally are able to exercise their vested options at any time but may only sell the resulting stock during non-black-out periods or under a 10b5-1 plan. The Company has determined not to have any stock ownership requirement for its executive officers and directors.

Other.    Other elements of executive officer compensation consist of participation in the employee stock purchase plan and Company match under its 401(k) plan, both of which are available to employees on the same basis, and Company-paid premiums on life insurance and long-term disability policies. During fiscal 2007, the Company also paid Juergen Lutz, Company Vice President of Engineering, $27,858 to reimburse his relocation expenses from Austin, Texas which was grossed up by $21,105 to cover his income taxes on such reimbursement payments. Beginning in fiscal 2008, so that he is better able to purchase a home in Silicon Valley, the Company has agreed to pay Mr. Lutz a bonus to the extent of any mortgage payment he makes on a Silicon Valley house he purchases during 2007, up to $3,500 per month. Also during fiscal 2007, the Company paid Kevin Berry $75,840, who as a consultant served as interim CFO from April 1, 2006, through July 9, 2006. In addition, the executive officers participate in Company-wide employee benefit plans such as the flexible-spending and health insurance plans.

Tax Considerations.    Cash payments, including salary, bonuses, and commissions, are taxed at ordinary income rates when actually or constructively received. The Company currently grants only non-statutory options. Upon grant, there is no tax consequence for the Company or the optionee. Upon any exercise, the employee is taxed at ordinary income rates and the Company receives a compensation expense deduction based on the spread between the then current fair market value of Company stock and the option exercise price. Upon any subsequent sale of the stock, the optionee is taxed at capital gains rates on any appreciation since the date of exercise, which capital gain or loss is short-term or long-term depending on whether the stock has been held for a year or more.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation paid or to be paid to any of our executive officers for fiscal 2007, 2008, or 2009 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Severance and Change of Control Arrangements.    The Company has arrangements with all of its named executive officers to provide them with severance pay if they are terminated without cause or resign for good reason. In addition, if their employment is so terminated following a change of control, they receive accelerated vesting of a portion of their outstanding options. These arrangements are described above under “Executive Compensation—Severance Contracts and Change of Control Agreements”. The Committee believed that it was important to provide its named executive officers with the incentive to remain employed with the Company or its successor following a change in control so that the acquirer could transition appropriately and more readily obtain the full value of the Company’s assets which would benefit Company stockholders. Therefore, the Company did not grant benefits simply in the event of a change in control, although if the CEO and CFO is not the CEO or CFO of the resulting entity following the change in control, that person may resign and obtain these benefits.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee of the Board:

Dr. John L. Sprague, Chairman

Wade F. Meyercord

Dr. Edward C. Ross

Fiscal 2007 and 2008 Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal 2008 and 2007 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of March 31, 2008, whom we refer to collectively as our “named executive officers”.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Non-Equity Incentive Plan Compensation ($)	Option Awards (1) ($)	All Other Compensation ($)		Total Compensation ($)
Robert V. Dickinson	2008	378,451		0	296,292	17,508	(2)	692,251
President and Chief Executive Officer	2007	363,800		61,405	334,938	17,364	(2)	777,507

Kevin Berry,	2008	238,915		0	126,810	—		365,725
Chief Financial Officer	2007	168,077	(3)	33,397	108,951	76,729	(3)	387,154

Juergen Lutz	2008	238,915		0	147,396	53,603	(4)	439,914
VP Engineering	2007	231,889		25,994	182,085	62,790	(4)	502,758

Kyle Baker	2008	238,915		0	123,816	7,715		370,446
VP Marketing	2007	230,000		25,882	141,981	7,864		405,727

Manuel Mere	2008	225,865		0	114,453	11,780		352,098
VP Operations and Information Systems	2007	210,808		23,630	125,145	11,490		371,073

(1)	Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2008 and prior years recognized for financial statement reporting purposes for fiscal year 2008 calculated in accordance with SFAS 123R. In our calculations per SFAS 123R, we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.
(2)	This includes $10,669 in life insurance premiums.
(3)	Kevin Berry served as consultant and interim CFO to the Company from March 16, 2006, through July 10, 2006, at which time he became our employee and CFO. His wages from July 11, 2006, through March 31, 2007, are shown under the column “Salary” for fiscal 2007 while his consulting fees from April 1, 2006, through July 10, 2006, of $75,840 are shown under the column “All Other Compensation” for fiscal 2007.
(4)	For fiscal 2008, this includes $20,574 for reimbursement of mortgage expenses, $18,067 for reimbursement of relocation expenses, and $6,965 of gross-up of such relocation expense reimbursement for the officer’s payment of income taxes on such reimbursement. For fiscal 2007, this includes $24,840 for reimbursement of relocation expenses and $21,105 of gross-up of such reimbursement for the officer’s payment of income taxes on such reimbursement.

Fiscal Year 2008 Grants of Plan-Based Awards Table

The following table shows information regarding stock option awards we granted to the named executive officers during the fiscal year ended March 31, 2008. The options granted to our named executive officers in fiscal year 2008 were granted under our 2004 Omnibus Equity Incentive Plan, or the “2004 Plan”.

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)($)
Name		Threshold ($)	Target ($)	Maximum ($)
Robert V. Dickinson	8/24/2007	0	226,200	452,400	125,000	3.70	227,500
Kevin Berry	8/24/2007	0	95,200	190,400	50,000	3.70	91,000
Juergen Lutz	8/24/2007	0	95,200	190,400	50,000	3.70	91,000
Kyle Baker	8/24/2007	0	95,200	190,400	50,000	3.70	91,000
Manuel Mere	8/24/2007	0	90,000	180,000	50,000	3.70	91,000

(1)	Exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. The option has a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)	The value of the option awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.

Outstanding Equity Awards At Fiscal Year-End 2008

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of March 31, 2008:

Outstanding Equity Awards At Fiscal Year-End 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date
Robert V. Dickinson	350,000	0	6.40	4/15/2011
President and Chief Executive Officer	70,312	0	5.00	8/6/2012
	131,250	18,750	5.95	8/11/2014
	93,750	56,250	6.64	8/24/2015
	46,875	78,125	4.37	8/22/2016
	0	125,000	3.70	8/23/2017

Kevin Berry	5,000	0	7.11	3/16/2016
Chief Financial Officer	65,625	109,375	3.67	7/9/2016
	0	50,000	3.70	8/23/2017

Juergen Lutz	93,750	56,250	6.83	7/26/2015
VP Engineering	18,750	31,250	4.37	8/22/2016
	0	50,000	3.70	8/23/2017

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date

Kyle Baker	100,000	0	8.05	8/5/2011
VP Marketing	30,000	0	5.06	8/5/2012
	6,775	0	4.50	1/21/2013
	43,750	6,250	5.95	8/11/2014
	46,875	28,125	6.64	8/24/2015
	18,750	31,250	4.37	8/22/2016
	0	50,000	3.70	8/23/2017

Manuel Mere	25,000	0	12.50	11/1/2010
VP Operations and IS	23,500	0	6.70	8/19/2011
	6,650	0	5.06	8/5/2012
	35,000	5,000	5.95	8/11/2014
	40,625	24,375	6.64	8/24/2015
	18,750	31,250	4.37	8/22/2016
	0	50,000	3.70	8/23/2017

(1)	All options listed in this table become exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of ten years, so their grant date is ten years prior to the expiration date shown in the far right column . Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Fiscal Year 2008 Option Exercises and Stock Vested

During fiscal 2008, our named executive officers did not exercise any of their outstanding options.

Pension Benefits

None of our named executives participate in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executives participate in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Severance Contracts and Change of Control Agreements

The Company has entered into agreements with its President and CEO Robert V. Dickinson and with its Vice Presidents Kyle Baker, Kevin Berry, Daniel Hauck, Juergen Lutz, and Manuel Mere to provide them in certain circumstances with severance pay and, in the event of a change of control, acceleration of the vesting of their stock options.

Under these agreements, the Company pays (or in the event of a change of control, the surviving company pays) the executive officers severance pay of six months base salary, generally to be paid monthly, and COBRA benefits if they are terminated without cause or if they resign for good reason except that Mr. Berry would receive nine months and Mr. Dickinson would receive twelve months, unless there has been a change of control in which case Mr. Dickinson would receive twenty-four months. In order to continue to receive the severance pay under the agreements, the officer must grant the Company a release, not compete with the Company and not solicit its employees while receiving severance, and assist in transitioning his duties.

Options are accelerated so that the officer receives an additional year of vesting (two years in the case of Mr. Dickinson) after a change of control in which their options are assumed in the event of a termination without cause or a resignation for good reason within the following twelve months. Option acceleration under the agreements also applies in certain instances in which the officer’s employment so ceases in advance, but within contemplation, of a change of control. In the event of option acceleration, the executive officer has one year from employment termination to exercise his option rather than ninety (90) days.

Fiscal End 2008 Severance Benefits

The table below shows the value of these benefits were the named executive officers to have been terminated without cause or to have resigned with good reason on March 31, 2008, including if there had been a change of control or if there had not been a change in control on such date.

Fiscal End 2008 Severance Benefits

Name and Principal Position	Severance Pay, if no Change in Control ($)	COBRA benefits if no change in control (1) ($)	Total Benefit, if no change in control ($)	Severance Pay, if Change in Control ($)	COBRA benefits if change in control (1) ($)	Value of Option Acceleration if Change of Control (2)(($)	Total Benefit if change in control ($)
Robert V. Dickinson President and Chief Executive Officer	378,451	20,123	398,574	756,902	40,245	0	797,147

Kevin Berry, Chief Financial Officer	179,186	15,092	194,278	179,186	15,092	0	194,278

Juergen Lutz VP Engineering	119,458	3,297	122,755	119,458	3,297	0	122,755

Kyle Baker VP Marketing	119,458	13,104	132,562	119,458	13,104	0	132,562

Manuel Mere VP Operations and Information Systems	112,932	3,775	116,707	112,932	3,775	0	116,707

(1)	Calculated using the same assumptions used for financial reporting under generally accepted accounting principles.
(2)	Assumes that the price per share of the Company’s stock is the closing price of March 31, 2008, of $2.94 per share and that the accelerated options were exercised on that date. The value of option acceleration is zero because all of the options held by the executive officers had exercise prices in excess of $2.94.

VI.    OTHER BUSINESS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the period ended March 31, 2008, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. The request for such materials should identify the person making the request and set forth a good faith representation that as of the June 30, 2008, record date, the requesting person was entitled to vote at the 2008 Annual Meeting. Requests should be sent to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035.

By Order of the Board of Directors

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary Milpitas, California

Appendix A

CALIFORNIA MICRO DEVICES CORPORATION

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

(As Amended by the Board on July 1, 2008, acting through its Compensation Committee, subject to Stockholder Approval)

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

A-i

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

A-ii

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

A-iii

CALIFORNIA MICRO DEVICES CORPORATION

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

The Plan was adopted by the Board of Directors on June 22, 2004, subject to shareholder approval, which was effective on August 12, 2004 (the “Effective Date”). The plan is a successor to the Company’s 1995 Employee Stock Option Compensation Plan and the 1995 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). As of the Effective Date, no further awards shall be made under the Prior Plans other than options to purchase up to 50,000 shares under the UK subplan to the Company’s 1995 Employee Stock Option Compensation Plan. However, the provisions of the Prior Plans shall continue to apply to awards granted under the Prior Plans prior to the Effective Date. In the event that this Plan is not approved by shareholders, awards shall continue to be made under the Prior Plans in accordance with their terms. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(e) “Code”shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee”shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company”shall mean California Micro Devices Corporation, a California corporation.

(h) “Consultant”shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2004 Omnibus Incentive Compensation Plan of California Micro Devices Corporation, as amended from time to time.

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION

(a) Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants.    The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. Subject to compliance with applicable law, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures.    The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities.    Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price or Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(ix) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem

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2004 OMNIBUS INCENTIVE COMPENSATION PLAN

appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY

(a) General Rule.    Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after the Effective Date shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 15,000 Shares (subject to adjustment under Section 11) on the Effective Date or, if later, on his or her appointment or election to the Board of Directors.

(ii) As of the date of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring on the Effective Date, each Outside Director who is not eligible for the grant of an initial option under Section 4(b)(i) and who has been elected or reelected or is continuing to serve as a member of the Board of Directors as of the adjournment of such meeting shall receive an Option to purchase 10,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months.

(iii) Each Option granted under this Section 4(b) shall vest and become exercisable as to one fourth of the Shares at the end of the 4th full calendar quarter following the date the Option was granted and as to an additional 1/16th of the Shares at the end of each subsequent full calendar quarter commencing with the 5th full calendar quarter following the date the Option was granted; provided, however, that each such Option shall become fully vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service (unless otherwise provided by the Board in the Outside Director’s Nonstatutory Option agreement).

(iv) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(v) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the tenth anniversary of the date of grant of such Options, (B) the first anniversary of the date of termination of such Outside Director’s Service by reason of death or Total and Permanent Disability, (C) the date 90 days after the termination of such Outside Director’s Service for any reason other than death or Total and Permanent Disability, (D) the first anniversary of the Outside Director’s death during the 90 day period specified in Section 4(b)(v)(C), or (E) that date that such Outside Director files or has filed against him or her a petition in bankruptcy; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised. The Board may also provide for earlier termination in the Outside Director’s Nonstatutory Option agreement.

(c) Ten-Percent Stockholders.    An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

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(d) Attribution Rules.    For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(e) Outstanding Stock.    For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN

(a) Basic Limitation.    Shares offered under the Plan shall be authorized but unissued Shares. The maximum aggregate number of Shares that may be subject to Awards granted under the Plan shall not exceed 4,050,000 Shares, plus any Shares remaining available for grant of awards under the Prior Plans on the Effective Date (including Shares subject to outstanding options under the Prior Plans on the Effective Date that are subsequently forfeited or terminate for any other reason before being exercised and unvested Shares that are forfeited pursuant to such Prior Plans after the Effective Date). Any Shares granted as Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted. In these regards, the number of Shares counted against this limit shall be reduced by the number of Shares covered by an SAR which is settled in Shares and by the number Shares covered by an Option for which there is a net exercise or withholding in Shares (rather than the number of Shares actually issued). Any Shares granted as Awards other than Options or SARs shall be counted against this limit as two (2) Shares for every one (1) Share granted. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Individual Award Limitation.    Subject to the provisions of Section 12, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any one fiscal year of the Company that relate to more than 500,000 Shares.

(c) Additional Shares.    If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units (multiplied by 2) shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES

(a) Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services.

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(c) Vesting.    Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement; provided, however, that an Award of Restricted Shares will have at least one-year vesting if such Award includes performance conditions and if the Award does not include performance conditions, vesting no more rapidly than pro rata installments over three years from the date the Award is made, other than upon the death, disability or retirement of the Participant or with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs, in each case as specified in the agreement evidencing such Award. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares.    Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS

(a) Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.    Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes.    As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term.    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of

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the Option; provided that the term of Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service.    Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence.    An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Shareholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(j) Modification, Extension and Renewal of Options.    Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Optionee at a lower exercise price or reduce the exercise price of an outstanding Option.

(k) Restrictions on Transfer of Shares.    Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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SECTION 8. PAYMENT FOR SHARES

(a) General Rule.    The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(f) below.

(b) Surrender of Stock.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered.    At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Other Forms of Payment.    To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules; provided that payment may not be made by delivery of a promissory note.

(g) Limitations under Applicable Law.    Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS

(a) SAR Agreement.    Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.    Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price.    Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

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(d) Exercisability and Term.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control.    The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs.    Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the SAR to the Optionee at a lower exercise price or reduce the exercise price of an outstanding SAR.

SECTION 10. STOCK UNITS

(a) Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions.    Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided, however, that an Award of Stock Units will have at least one-year vesting if such Award includes performance conditions and if the Award does not include performance conditions, vesting no more rapidly than pro rata installments over three years from the date the Award is made, other than upon the death, disability or retirement of the Participant or with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs, in each case as specified in the agreement evidencing such Award. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

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(d) Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient.    Any Stock Unit Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Unit Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS

(a) Transferability

Except to the extent determined by the Committee, no Award shall be assigned or transferred by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative.

(b) Performance Goals

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on

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capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) sales, (r) unit openings or (s) customer satisfaction (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 12. ADJUSTMENT OF SHARES

(a) Adjustments.    Notwithstanding any other provision of the Plan (except Section 11(a)), in the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of Shares covered by each outstanding Option and SAR;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

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(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights.    Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES

(a) Effective Date.    No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

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(b) Elections to Receive NSOs, Restricted Shares or Stock Units.    An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units.    The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES

(a) General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. NO EMPLOYMENT RIGHTS

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS

(a) Term of the Plan.    The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan.    The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws,

CALIFORNIA MICRO DEVICES CORPORATION

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

regulations or rules; provided, however, that an amendment of the Plan to increase the maximum aggregate number of Shares that may be subject to Awards granted under the Plan shall require the approval of the Company’s shareholders.

(c) Effect of Termination.    No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

[Remainder of this page intentionally left blank]

CALIFORNIA MICRO DEVICES CORPORATION

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 20. EXECUTION

To record the amendment and restatement of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

CALIFORNIA MICRO DEVICES CORPORATION

By

Name

Title

CALIFORNIA MICRO DEVICES CORPORATION

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

Appendix B

CALIFORNIA MICRO DEVICES CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AS OF JULY 18, 1997, AUGUST 7, 1998,

AUGUST 5, 1999, AUGUST 7, 2002, AUGUST 8, 2003, August 25, 2005, August 24, 2006

And

As Amended by the Committee on July 1, 2008, under Delegated Authority from the Board on June 3, 2008, subject to Stockholder Approval

1. PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of California Micro Devices Corporation (the “Corporation”) and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in accordance with this intention.

2. DEFINITIONS.

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

(d) “Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(e) “Compensation” shall mean an Employee’s wages or salary and other amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee’s Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (401(k) plan) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.

(f) “Corporation” shall mean California Micro Devices Corporation, a California corporation.

(g) “Designated Subsidiary” shall mean a Subsidiary which has been designated by the Board as eligible to participate in the Plan.

(h) “Employee” shall mean an individual employed (within the meaning of Code section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary.

(i) “Entry Date” shall mean the first day of each Option Period. The first Entry Date shall be such date as is determined by the Committee.

(j) “Exercise Date” shall mean the last business day of each Exercise Period.

(k) “Exercise Period” shall mean a six-month or other period as determined by the Committee. The first Exercise Period during an Option Period shall commence on the first day of such Option Period. Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period. The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.

(l) “Fair Market Value” shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

(1) If the shares are traded on an exchange or on the Nasdaq Stock Market, the reported “closing price” on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company’s initial public offering);

(2) If the shares are traded over-the-counter on the NASDAQ System (other than on the Nasdaq Stock Market), the mean between the bid and the ask prices on said System at the close of business on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company’s initial public offering); and

(3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Option Period” shall mean a period of up to twenty-seven (27) months as determined by the Committee.

(n) “Participant” shall mean a participant in the Plan as described in Section 4 of the Plan.

(o) “Plan” shall mean this employee stock purchase plan.

(p) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code section 424(f).

3. ELIGIBILITY.

Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of section 424(d) of the Code), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5). The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.

4. PARTICIPATION.

4.1    An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed fifteen percent (15%) of the Employee’s Compensation, or such lesser percentage as specified by the Committee as applied to an Entry Date or Option Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

4.2    Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan or may reduce the rate of his or her payroll deductions at any time during an Offering Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation, provided that the Committee may, in its discretion, impose restrictions on a Participant’s ability to change the rate of payroll deductions. A Participant may increase his or her rate of payroll deductions only effective on an Entry Date by filing a new payroll deduction authorization and Plan enrollment form. If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions shall continue at the originally elected rate throughout the Option Period unless the Committee determines to change the permissible rate.

If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions. If a Participant discontinues participation in the Plan, the amount credited to the Participant’s individual account shall be paid to the Participant without interest (except where required by local law). In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5. OFFERING.

5.1    The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be one million nine hundred forty thousand (1,940,000) shares. The Committee may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

5.2    Each Option Period, Entry Date and Exercise Period shall be determined by the Committee. The Committee shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether or not to have overlapping Option Periods, with respect to any prospective offering, without shareholder or Board approval.

5.3    With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of 15% of Compensation) during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code section 423, of the Corporation and its subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum shares subject to any option shall in no event exceed 10,000.

5.4    The option price under each option shall be the lower of: (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) eighty-five percent (85%) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

5.5    If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee’s payroll deductions during any Exercise Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

5.6    In the event that the Fair Market Value of the Corporation’s Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent “Reassessment Date”) than it was on Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6. PURCHASE OF STOCK.

Upon the expiration of each Exercise Period, a Participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4.

7. PAYMENT AND DELIVERY.

Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase. The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee), and the Committee may utilize electronic or automated methods of share transfer. To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant’s account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant, as determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued.

8. RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Committee, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

The Committee’s determinations under this Section 8 shall be conclusive and binding on all parties.

9. MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Committee, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10. TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11. AMENDMENT OR TERMINATION OF THE PLAN.

11.1    The Plan shall continue until August 7, 2013, unless previously terminated in accordance with Section 11.2.

11.2    The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the stockholders, no such revision or amendment shall:

(a) materially increase the number of shares subject to the Plan other than an adjustment under Section 8 of the Plan;

(b) materially modify the requirements as to eligibility for participation in the Plan;

(c) materially increase the benefits accruing to Participants;

(d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;

(e) extend the term of the Plan beyond the date specified in Section 11.1; or

(f) amend this Section 11.2 to defeat its purpose.

12. ADMINISTRATION.

The Plan shall be administered by a Committee which shall consist of at least three members appointed by the Board. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be made by a majority of its members and shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13. COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14. SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

15. GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17. GOVERNING LAW.

This Plan shall be governed by California law, but shall be interpreted to be consistent with the requirements of any employee stock purchase plan under Code section 423.

18. EFFECTIVE DATE.

This Plan shall be effective February 10, 1995, subject to approval of the shareholders of the Corporation within 12 months of its adoption by the Board of Directors.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

1. ELECTION OF DIRECTORS:

Nominees:

01 Robert V. Dickinson

02 Wade F. Meyercord

03 Dr. Edward C. Ross

04 Dr. David W. Sear

05 Dr. John L. Sprague

06 David L. Wittrock

FOR all nominees

(except as indicated to the left)

WITHHOLD AUTHORITY to vote for all nominees listed to the left

Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

FOR

AGAINST

ABSTAIN

3. PROPOSAL TO AMEND THE 2004 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 950,000 SHARES FROM 4,140,412 SHARES TO 5,090,412 SHARES.

FOR

AGAINST

ABSTAIN

4. PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 200,000 SHARES FROM 1,740,000 SHARES TO 1,940,000 SHARES.

FOR

AGAINST

ABSTAIN

In his discretion, each proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE MARK, DATE, AND SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON, AND

RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature

Date

Signature

Date

If shares are jointly held, each holder should sign. If signing for estates, trusts, corporations, or partnerships, title and capacity should be stated.

FOLD AND DETACH HERE

CALIFORNIA MICRO DEVICES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CALIFORNIA MICRO DEVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 2, 2008, and hereby appoints each of Robert V. Dickinson and Stephen M. Wurzburg as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CALIFORNIA MICRO DEVICES CORPORATION, to be held on Thursday, August 21, 2008, at 2:00 p.m., local time, at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side.

THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2009, FOR THE AMENDMENT OF THE 2004 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE BY 950,000 FROM 4,140,412 TO 5,090,412 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER, FOR THE AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 200,000 FROM 1,740,000 TO 1,940,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SUCH PROXY AND ATTORNEY-IN-FACT, OR SUBSTITUTE, SHALL BE PRESENT AND SHALL ACT AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY EXERCISE ALL OF THE POWERS OF SUCH PROXY AND ATTORNEY-IN-FACT HEREUNDER.

(CONTINUED AND TO BE MARKED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

2